UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 28, 2010
Date of Report (Date of Earliest Event Reported)

AMES NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

IOWA	0-32637	42-1039071
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 FIFTH STREET
AMES, IOWA 50010
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (515) 232-6251

NOT APPLICABLE
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Daniel L. Krieger retired as a Director of Ames National Corporation (the ”Company”) effective as of the end of his current term of service, which concluded at the Company’s annual meeting of shareholders held on April 28, 2010.  Mr. Krieger served as a Director of the Company since 1978.

Item 5.07 Submission of Matters to a Vote of Shareholders

(a) The Company’s annual meeting of shareholders was held on April 28, 2010.

(b) At the annual meeting the stockholders re-elected Larry A. Raymon, Frederick C. Samuelson and Marvin J. Walter to the Company’s Board of Directors.  Directors whose term of office continued after the annual meeting consist of Robert L. Cramer, Steven D. Forth, Douglas C. Gustafson, DVM, Betty A. Baudler Horras, Charles D. Jons, MD, James R. Larson II, Warren R. Madden and Thomas H. Pohlman.

At the annual meeting the stockholders also ratified the appointment of Clifton Gunderson LLP to continue as the Company’s independent registered public accounting firm for 2010.

There were 9,432,915 shares of common stock entitled to vote at the annual meeting.  The voting results on the election of directors were as follows:

	In Favor	Votes Withheld

Larry A. Raymon	6,415,007	10,605
Frederick C. Samuelson	6,415,474	10,138
Marvin J. Walter	6,411,084	14,528

The voting results on the ratification of the appointment of Clifton Gunderson LLP as the Company’s independent registered public accounting firm were as follows:

For	Against	Abstain

7,783,797	35,871	0

There were no broker non-votes or abstentions on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES NATIONAL CORPORATION

Date: April 30, 2010	By:	/s/ Thomas H. Pohlman
Thomas H. Pohlman, President
(Principal Executive Officer)